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As filed with the Securities and Exchange Commission on March 3, 2004

Registration No. 333-68082

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

UBIQUITEL INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	4812	23-3017909
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

One West Elm Street, Suite 400 Conshohocken, Pennsylvania 19428 (610) 832-3300 (Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant's Principal Executive Offices)	Donald A. Harris
Chief Executive Officer and President
UbiquiTel Inc.
One West Elm Street, Suite 400
Conshohocken, Pennsylvania 19428
(610) 832-3300
(Name, Address, Including Zip Code, and Telephone Number, Including Area
Code, of Agent for Service)

Copies of communications to:

Patricia E. Knese Vice President and General Counsel UbiquiTel Inc. One West Elm Street, Suite 400 Conshohocken, Pennsylvania 19428 Telephone No.: (610) 832-3300 Facsimile No.: (610) 832-1076	Andrew E. Balog, Esq. Greenberg Traurig, P.A. 1221 Brickell Avenue Miami, Florida 33131 Telephone No.: (305) 579-0500 Facsimile No.: (305) 579-0717

DEREGISTRATION OF SECURITIES

        On August 21, 2001, UbiquiTel Inc., a Delaware corporation (the "Registrant"), filed with the Securities and Exchange Commission (the "SEC") a Registration Statement on Form S-3, File No. 333-68082 (the "Registration Statement"), registering up to 17,562,861 shares of the Registrant's common stock. The Registration Statement was declared effective by the SEC on September 6, 2001. The Registrant had an obligation, as set forth in the Prospectus which is a part of the Registration Statement, to keep the Registration Statement effective until the earlier of August 13, 2003 or such time as all of the selling stockholders thereunder had completed the sale or distribution of their shares.

        As of the date hereof, the Registrant believes that a portion of the shares covered by the Registration Statement has not been sold by the selling stockholders. In accordance with the undertaking set forth in Item 17(a)(3) of the Registration Statement, the Registrant hereby deregisters the shares that remain unsold pursuant to this Post-Effective Amendment No. 1 to the Registration Statement. The Registrant desires that the Registration Statement no longer be considered effective with respect to any unsold shares as of the date of this Post-Effective Amendment No. 1 to the Registration Statement.

SIGNATURE

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, hereunto duly authorized, in the City of Conshohocken, State of Pennsylvania on this 3rd day of March, 2004.

UBIQUITEL INC.
By:	/s/ DONALD A. HARRIS Donald A. Harris President and Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ DONALD A. HARRIS Donald A. Harris	Chairman of the Board, President and Chief Executive Officer (Principal Executive Officer)	March 3, 2004
/s/ JAMES J. VOLK James J. Volk	Chief Financial Officer (Principal Financial Officer and Accounting Officer)	March 3, 2004
/s/ ROBERT A. BERLACHER Robert A. Berlacher*	Director	March 3, 2004
/s/ JAMES E. BLAKE James E. Blake*	Director	March 3, 2004
/s/ MATTHEW J. BOOS Matthew J. Boos*	Director	March 3, 2004
/s/ PETER LUCAS Peter Lucas*	Director	March 3, 2004
/s/ BRUCE E. TOLL Bruce E. Toll*	Director	March 3, 2004

/s/ EVE M. TRKLA Eve M. Trkla*	Director	March 3, 2004
/s/ JOSEPH N. WALTER Joseph N. Walter*	Director	March 3, 2004
*By:	/s/ DONALD A. HARRIS Donald A. Harris Attorney-in-Fact

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DEREGISTRATION OF SECURITIES
SIGNATURE